
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate, and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying audited financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          OCT-31-1999
<PERIOD-END>                               OCT-31-1999
<CASH>                                       1,355,995
<SECURITIES>                                         0
<RECEIVABLES>                                   75,928
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,174,590<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   7,966,128<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 8,174,590<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,131,337<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               652,682
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                478,655
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            478,655
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   478,655
<EPS-BASIC>                                     4.64<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net investments in real estate of $6,695,332 and net deferred leasing commissions of $47,335.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $208,462.
<F4>Total revenue includes rent of $1,060,291 and interest and other revenue of $71,046.
<F5>Represents net income per Unit of limited partnership interest.

